UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2022

SURGEPAYS, INC.

(Exact name of Registrant as specified in its charter)

Nevada	001-40992	98-0550352
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3124 Brother Blvd, Suite 104

Bartlett, TN 38133

(Address of principal executive offices, including zip code)

901-302-9587

(Registrant’s telephone number, including area code)

Check the appropriate box below if the 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	SURG	The Nasdaq Stock Market LLC
Common Stock Purchase Warrants	SURGW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Directors

On December 19, 2022, Jay Jones, a member of the Board of Directors (the “Board”) of SurgePays, Inc. (the “Company”), notified the Company of his resignation as Director, with such resignation to become effective immediately. Such resignation is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. In connection with Mr. Jones’ resignation, the Board entered into a Consulting Agreement with Mr. Jones dated December 19, 2022 (the “Consulting Agreement”).

Pursuant to such Consulting Agreement, the Company agrees to engage Mr. Jones as a consultant (“the Consultant”) to provide advice to the Board and senior management of the Company regarding general business matters. The Consultant has industry and Company knowledge that is valuable to the Company and its ongoing business ventures. The term of the Consultant Agreement is for a period of twelve (12) months, in which the Consultant’s duties include reporting to the Board and senior management of the Company and advising them in respect to business matters. Following an annual or special meeting of the Company’s stockholders at which stockholders approve the SurgePays, Inc. 2022 Omnibus Securities and Incentive Plan (the “Incentive Plan”), the Consultant’s compensation will consist of stock options with a value of $5,000 on the first trading day of each calendar month during the term. Each month’s options will have an exercise price equal to the fair market value of the Company’s common stock on the last trading day of the previous calendar month. All options granted on the first trading day of each calendar month shall vest immediately, and the options will be issued quarterly in accordance with the Incentive Plan. The Consultant is considered an independent contractor and will be reimbursed for (i) all reasonable out-of-pocket expenses and (ii) any costs associated with filing required to be made by him or any of the entities managed or controlled by the Consultant to report beneficial ownership or the acquisition or disposition of securities by the Company.

The foregoing description of the Consulting Agreement does not purport to be complete and is qualified in its entirety by the full text of the Consulting Agreement, a form of which is filed as Exhibit 10.1 and is incorporated herein by reference.

On December 19, 2022, David May notified the Company of his resignation, effectively immediately, as a member of the Board’s Audit Committee, Compensation Committee, and the Nominating and Corporate Governance Committee. Such resignation from the Board committees is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Mr. May remains a member of the Board.

Appointment of Directors

On December 19, 2022, the Company appointed Laurie Weisberg as a member of the Board and to serve as a member of the Audit Committee, Compensation Committee, and the Nominating and Corporate Governance Committee (the “Weisberg Appointment”). Ms. Weisberg was appointed to serve as chair of the Compensation Committee.

On December 19, 2022, the Company appointed Richard Schurfeld as a member of the Board and to serve as a member of Audit Committee, Compensation Committee, and the Nominating and Corporate Governance Committee. Mr. Schurfeld was appointed to serve as chair of the Nominating and Corporate Governance Committee (the “Schurfeld Appointment”).

Appointment of Laurie Weisberg

The Company and Ms. Weisberg entered in a Director Agreement, dated December 19, 2022 (the “Weisberg Director Agreement”). Pursuant to the Weisberg Director Agreement, Ms. Weisberg shall make reasonable business efforts to attend all Board meetings and fulfill her other responsibilities as well as use her best efforts to promote the interests of the Company. Following an annual or special meeting of the Company’s stockholders at which stockholders approve the Incentive Plan, Ms. Weisberg will receive options with a value of $5,000 on the first trading day of each calendar month. Each month’s options will have an exercise price equal to the fair market value of the common stock on the last trading day of the previous calendar month. All options granted on the first trading day of each calendar month shall vest immediately and the options will be issued quarterly in accordance with the terms of the Incentive Plan.

Pursuant to the Weisberg Director Agreement, Ms. Weisberg shall be considered an independent contractor and shall be reimbursed for (i) all reasonable out-of-pocket expenses incurred by her in attending in-person meetings and (ii) any costs associated with filing required to be made by her or any of the entities managed or controlled by her to report beneficial ownership or the acquisition of disposition of securities of the Company. Ms. Weisberg’s term, subject to nomination and election at each of the Company’s annual stockholders meeting, will terminate at the earliest of her resignation, death, termination by mutual agreement of the Company and herself, or the removal of Ms. Weisberg by the majority of the stockholders of the Company.

The foregoing description of the Weisberg Director Agreement does not purport to be complete and is qualified in its entirety by the full text of the Weisberg Director Agreement which is filed as Exhibit 10.2 hereto and is incorporated herein by reference.

Related Party Transactions

There is no arrangement or understanding between Ms. Weisberg and any other person pursuant to which Ms. Weisberg was elected as a director. There are no family relationships between Ms. Weisberg and any director, executive officer or person nominated or chosen by the Company to become a director or executive officer of the Company within the meaning of Item 401(d) of Regulation S-K under the U.S. Securities Act of 1933 (“Regulation S-K”). Since the beginning of the Company’s last fiscal year, the Company has not engaged in any transaction in which Ms. Weisberg had a direct or indirect material interest within the meaning of Item 404(a) of Regulation S-K.

Appointment of Richard Schurfeld

The Company and Mr. Schurfeld entered into a Director Agreement, dated December 19, 2022 (the “Schurfeld Director Agreement”). The terms of the Schurfeld Director Agreement are substantially the same as the terms of the Weisberg Director Agreement.

Related Party Transactions

There is no arrangement or understanding between Mr. Schurfeld and any other person pursuant to which Mr. Schurfeld was elected as a director. There are no family relationships between Mr. Schurfeld and any director, executive officer or person nominated or chosen by the Company to become a director or executive officer of the Company within the meaning of Item 401(d) of Regulation S-K under the U.S. Securities Act of 1933 (“Regulation S-K”). Since the beginning of the Company’s last fiscal year, the Company has not engaged in any transaction in which Mr. Schurfeld had a direct or indirect material interest within the meaning of Item 404(a) of Regulation S-K.

Indemnification Agreements

On December 19, 2022, the Company entered into an Indemnification Agreement with each of Ms. Weisberg and Mr. Schurfeld (the “Indemnification Agreements”).

The Indemnification Agreements indemnifies to the fullest extent permitted under Nevada law for any claims arising out of or resulting from, amongst other things, (i) any actual, alleged or suspected act or failure to act by Ms. Weisberg and Mr. Schurfeld (together, the “Indemnitees”) in their capacity as a director or agent of the Company and (ii) any actual, alleged or suspected act or failure to act by the Indemnitees in respect of any business, transaction, communication, filing, disclosure or other activity of the Company. Under the Indemnification Agreements, the Indemnitees are indemnified for any losses pertaining to such claims, provided, however, that the losses shall not include expenses incurred by the Indemnitees in respect of any claim as which they shall have been adjudged liable to the Company, unless the court having jurisdiction rules otherwise.

The foregoing description of the Indemnification Agreements do not purport to be complete and is qualified in its entirety by the full text of the Indemnification Agreement a form of which is filed as Exhibit 10.3 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Consulting Agreement, by and between the Company and Jay Jones, dated December 19, 2022

10.2	Weisberg Director Agreement, by and between the Company and Ms. Weisberg, dated December 19, 2022

10.3	Form of Indemnification Agreement

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SURGEPAYS, INC.

Date: December 23, 2022	By:	/s/ David Ansani
	Name:	David Ansani
	Title:	Chief Administrative Officer